UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		January 30, 2004

Spescom Software Inc.
(Exact name of registrant as specified in its charter)

California	0-15935	95-3634089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10052 Mesa Ridge Court, Suite 100, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(858) 625-3000

Altris Software, Inc.

(Former name or former address, if changed since last report.)

Item 5.  Other Events.

The Registrant’s shareholders, at the Annual Meeting of Shareholders held on January 30, 2004, approved an amendment to the Articles of Incorporation to change the name of the Registrant from Altris Software, Inc. to Spescom Software Inc.

The Press Release, dated January 30, 2004, is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 7.                                   Exhibits.

(c)	Exhibit:

	99.1	Press Release, dated January 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spescom Software Inc.
(Registrant)

Date	February 2, 2004	/s/ John W. Low
John W. Low Chief Financial Officer and Secretary